                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of February 27, 1997, by and among IAT Multimedia, Inc., a Delaware corporation (the "Company"), Vertical Financial Holdings, a Delaware corporation ("Vertical"), and Viktor Vogt.

                               W I T N E S S E T H

                  WHEREAS, in or about the first week of February 1997 the Company received an aggregate of approximately $500,000 in stockholder loans from Vertical, Walther Glas GmbH, a company organized under the laws of Germany ("Walther Glas"), Viktor Vogt and Klaus-Dirk Sippel;

                  WHEREAS, Vertical has been granted certain registration rights pursuant to that certain Investor's Rights Agreement, dated as of October 4, 1996 (the "Investor's Rights Agreement"), by and between the Company and Vertical;

                  WHEREAS, Walther Glas, Viktor Vogt and Klaus-Dirk Sippel (the "Registration Rights Group") have not previously been granted registration rights and the Company deemed it to be in its best interest to grant each of Walther Glas and Klaus-Dirk Sippel certain registration rights in respect of all of the shares of Common Stock (the "Glas Common Stock" and the "Sippel Common Stock", respectively) held by Walther Glas and Klaus-Dirk Sippel, respectively, as of the Effective Date (as herein defined) and to Viktor Vogt certain registration rights in respect of an aggregate of 250,000 shares of Common Stock held by Viktor Vogt as of the Effective Date (the "Vogt Common Stock");

                  WHEREAS, the Company and Vertical have entered into Registration Rights Agreements (of which this agreement is one) with each of Walther Glas, Viktor Vogt and Klaus-Dirk Sippel (the "Registration Rights Agreements"); and

                  WHEREAS, the Company has proposed to enter into an Underwriting Agreement with the several underwriters (the "Underwriters") providing for the public offering (the "Public Offering") by the Underwriters, including Royce Investment Group, Inc. ("Royce") as Representative of the Underwriters, of shares of Common Stock.

                  NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         1. Registration Rights. The Company covenants and agrees as follows:

         1.1      Definitions.  For purposes of this Section 1:

                  (a) The term "Act" means the Securities Act of 1933, as amended.


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                  (b) The term "Common Stock" means shares of the common stock of the Company, par value $.01 per share.

                  (c) The term "Covered Securities" means the Glas Common Stock, Vogt Common Stock and Sippel Common Stock which the respective member of the Registration Rights Group has requested the Company to register pursuant to
Section 1.2 or 1.3 of his Registration Rights Agreement.

                  (d) The term "Effective Date" means the date of the final prospectus related to the Public Offering.

                  (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits the inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (f) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (g) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (h) The term "Registerable Securities" has the meaning set forth in the Investor's Rights Agreement.

                  (i) The term "SEC" shall mean the Securities and Exchange Commission.

         1.2      Request for Registration.

                  (a) If the Company shall receive at any time after the Effective Date a written request from Viktor Vogt that the Company file a registration statement under the Act covering the registration of at least 25% of the shares of Vogt Common Stock, the Company shall file as soon as practicable, and in any event within 60 days of the receipt of such request, and use all reasonable efforts to cause to become effective as soon as practicable, the registration under the Act of all the Covered Securities which Viktor Vogt requests to be registered, subject to the limitations of Subsections 1.2(b) and 1.2(c) and Section 1.12.

                  (b) If Viktor Vogt intends to distribute the Covered Securities covered by his request by means of an underwriting, he shall so advise the Company as a part of his request made pursuant to Subsection 1.2(a). The underwriter will be selected by the Company and shall be acceptable to Viktor Vogt, which acceptance shall not be unreasonably withheld. Viktor Vogt shall (together with the Company as provided in Subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

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Notwithstanding any other provision of this Section 1.2, if the underwriter advises Viktor Vogt in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall exclude from such underwriting (i) first, the maximum number of securities, if any, other than the Covered Securities and Registrable Securities, being sold for the account of other than the Company, as is necessary to reduce the size of the offering and (ii) second, the minimum number of Covered Securities, divided pro rata to the extent practicable, among the number of Covered Securities requested to be registered by the members of the Registration Rights Group, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

                  (c) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2 after the Company has effected one registration pursuant to a demand made by Viktor Vogt under the provisions of this Section 1.2.

         1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Viktor Vogt) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating solely to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares of Common Stock or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give Viktor Vogt written notice of such registration. Upon the written request of Viktor Vogt given within 20 days after giving of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the limitations of Sections 1.8 and 1.12, cause to be registered under the Act all of the shares of Vogt Common Stock that Viktor Vogt has requested to be registered.

         1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any shares of Common Stock, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such shares of Common Stock and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed, whichever first occurs; provided, however, that such 120 day period shall be extended for a period of time equal to the period Viktor Vogt refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and provided further that in the case of any registration of shares of Common Stock on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended until all such shares of Common Stock are sold, if applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any

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prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as, in the opinion of counsel to the Company, may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to Viktor Vogt such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Viktor Vogt may reasonably request in order to facilitate the disposition of the Covered Securities owned by him.

                  (d) Use its best efforts to register and qualify the Covered Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Viktor Vogt; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                  (f) Notify Viktor Vogt at any time when a prospectus relating to Viktor Vogt's Covered Securities covered by such registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Covered Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Covered Securities registered pursuant hereunder and a CUSIP number for all Covered Securities, in each case not later than the effective date of such registration.

                  (i) Furnish, on the date that such Covered Securities are delivered to the underwriters for sale in connection with the registration pursuant to this Section 1, if such Covered

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Securities are being sold through underwriters, or, if such Covered Securities are not being sold through underwriters, on the date that the registration statement with respect to such Covered Securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Viktor Vogt, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Viktor Vogt.

         1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Covered Securities of Viktor Vogt that Viktor Vogt shall furnish to the Company such information regarding himself, the shares of Common Stock held by him, and the intended method of disposition of such securities as shall be required to effect the registration of Viktor Vogt's Covered Securities.

         1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for Viktor Vogt, shall be borne by the Company.

         1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of shares of Common Stock with respect to the registrations pursuant to Sections 1.2 or 1.3 for Viktor Vogt, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and, for one such registration only, the reasonable fees and disbursements of one counsel for Viktor Vogt, but excluding underwriting discounts and commissions relating to the Covered Securities.

         1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to
Section 1.3, the Company shall not be required under Section 1.3 to include any of Viktor Vogt's Covered Securities in such underwriting unless Viktor Vogt accepts the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of Covered Securities requested by Viktor Vogt to be included in such offering, exceeds the amount of securities sold other than by the Company and the Registrable Securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall exclude from such underwriting (i) first, the maximum number of securities, if any, other than the Covered Securities and Registrable Securities, being sold for the account of other than the Company, as is necessary to reduce the size of the offering and (ii) second, the minimum number of Covered Securities, divided pro rata to the extent practicable, among the number of Covered Securities requested to be registered by the members of the Registration Rights Group, as is

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necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

         1.9 Indemnification. In the event any Covered Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless Viktor Vogt, any underwriter (as defined in the Act) for Viktor Vogt and each person, if any, who controls such underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or state securities and blue sky laws, or otherwise insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto and any document filed in connection therewith or in connection with any registration or qualification under the state securities and blue sky laws, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act or state securities and blue sky laws or any rule or regulation promulgated under the Act, the 1934 Act or state securities and blue sky laws and the Company will pay to Viktor Vogt, such underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Viktor Vogt, any such underwriter or controlling person; provided, however, that the indemnity agreement contained in this Subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                  (b) To the extent permitted by law, Viktor Vogt will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other stockholder selling securities in such registration statement and any controlling person of any such underwriter or other stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Viktor Vogt expressly for use in connection with such registration; and Viktor Vogt will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this

Subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Viktor Vogt, which consent shall not be unreasonably withheld; provided, that, in no event shall Viktor Vogt's liability under this Subsection 1.9(b) exceed the proceeds received by Viktor Vogt from the offering (net of any underwriting discounts and commissions).

                  (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of its liability under this Section 1.9, but (i) only to the extent of the liability actually resulting from the failure to deliver written notice and (ii) the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                  (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall Viktor Vogt's liability under this Section 1.9(d) exceed the proceeds received by Viktor Vogt from the offering (net of any underwriting discounts and commissions).

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Viktor Vogt under this
Section 1.9 shall survive the completion of any offering of Covered Securities in a registration statement under this Section 1, and otherwise.

         1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to Viktor Vogt the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Viktor Vogt to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable Viktor Vogt to utilize Form S-3 for the sale of its shares of Common Stock, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (d) furnish to Viktor Vogt, so long as Viktor Vogt owns any shares of Common Stock, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Viktor Vogt of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.11 Assignment of Registration Rights. Subject to the provisions of
Section 1.12 and the other limitations herein, the rights to cause the Company to register shares of Vogt Common Stock pursuant to this Section 1 may be assigned (but only with all related obligations) by Viktor Vogt to any transferee or assignee of such securities; provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. The term "Viktor Vogt" shall include any such assignee.

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         1.12 Approval of Vertical. The exercise by Viktor Vogt of any registration rights pursuant to Sections 1.2 or 1.3 hereof and the assignment of registration rights pursuant to Section 1.12 hereof are subject to the prior written consent of Vertical.

         2. Miscellaneous.

         2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of shares of Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, disregarding New York principles of conflicts of laws which would otherwise provide for the application of the substantive laws of another jurisdiction. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State of New York. The parties waive any right they may have to assert the doctrine of forum non conveniens or to object to such venue, and hereby consent to court ordered relief.

         2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by facsimile to the party to be notified or four days after deposit with an air courier, the United States Post Office or air courier in the case of non-U.S. parties, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days' advance written notice to the other parties.

         2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         2.7 Amendments and Waivers. Any term of this Agreement may be amended only with the consent of the Company, Vertical and Viktor Vogt. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Vertical.

         2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                          IAT MULTIMEDIA, INC.


                          By:       /s/ Viktor Vogt
                              ---------------------------
                          Name:    Viktor Vogt
                          Title:   Chief Executive Officer
                          Address: Aarestrasse 17, Vogelsang-Turgi, Switzerland Facsimile Telephone Number: 011-41-56-223-5023



                          VERTICAL FINANCIAL HOLDINGS


                          By:       /s/ Jacob Agam
                              ---------------------------
                          Name:    Jacob Agam
                          Title:   Director
                          Address: 221 East 61st Street, New York, New York Facsimile Telephone Number: 212-754-4044





                             /s/ Viktor Vogt
                          ---------------------------
                          Viktor Vogt
                          Address:
                          Facsimile Telephone Number: